EXHIBIT 77Q1(a)
FLAHERTY &
CRUMRINE/CLAYMORE PREFERRED
 SECURITIES INCOME FUND
 INCORPORATED
(the Fund)

AMENDED AND RESTATED BYLAWS
OF
FLAHERTY &
CRUMRINE/CLAYMORE PREFERRED
SECURITIES INCOME FUND
 INCORPORATED
NAME OF COMPANY, LOCATION OF
OFFICES AND SEAL.
Name.  The name of the Company is
Flaherty & Crumrine/Claymore Preferred
Securities Income Fund Incorporated
Principal Offices.  The principal office of
the Company in the State of Maryland shall
be located in Baltimore, Maryland.  The
Company may, in addition, establish and
maintain such other offices and places of
business within or outside the State of
Maryland as the Board of Directors may
from time to time determine.
Seal.  The corporate seal of the Company
shall be circular in form and shall bear the
name of the Company, the year of its
incorporation and the words Corporate
Seal, Maryland.  The form of the seal shall
be subject to alteration by the Board of
Directors and the seal may be used by
causing it or a facsimile to be impressed or
affixed or printed or otherwise reproduced.
Any officer or Director of the Company
shall have authority to affix the corporate
seal of the Company to any document
requiring the same.
STOCKHOLDERS.
Place of Meetings.  All meetings of the
Stockholders shall be held at such place,
whether within or outside the State of
Maryland, as the Board of Directors shall
determine, which shall be stated in the
notice of the meeting or in a duly executed
waiver of notice thereof.
Annual Meeting.  The annual meeting of
the Stockholders of the Company shall be
held at such place as the Board of Directors
shall select on such date, during the 30-day
period ending five months after the end of
the Companys fiscal year, as may be fixed
by the Board of Directors each year, at
which time the Stockholders shall elect
Directors by plurality vote, and transact
such other business as may properly come
before the meeting.  Any business of the
Company may be transacted at the annual
meeting without being specially designated
in the notice except as otherwise provided
by statute, by the Articles of Incorporation
or by these Bylaws.
Special Meetings.  Special meetings of the
Stockholders for any purpose or purposes,
unless otherwise prescribed by statute or by
the Articles of Incorporation, may be called
by resolution of the Board of Directors or
by the President, and shall be called by the
Secretary at the request, in writing, of a
majority of the Board of Directors.  Special
meetings of the Stockholders shall also be
called by the Secretary at the request, in
writing, of Stockholders entitled to cast a
majority of the votes entitled to be cast at
the meeting, provided that (a) such request
shall state the purpose or purposes of such
meeting and the matters proposed to be
acted on, and (b) the stockholders
requesting such meeting shall have paid to
the Company the reasonably estimated cost
of preparing and mailing a notice of the
meeting (which estimated cost shall be
provided to such Stockholders by the
Secretary of the Company); the only
Stockholder proposals that may be
presented at the meeting are those set forth
in the notice requesting the meeting in
accordance with this Article 2.3.
Notice.  Written notice of every meeting of
Stockholders, stating the purpose or
purposes for which the meeting is called,
the time when and the place where it is to
be held, shall be served, either personally
or by mail, not less than ten nor more than
ninety days before the meeting, upon each
Stockholder as of the record date fixed for
the meeting who is entitled to notice of or
to vote at such meeting.  If mailed (i) such
notice shall be directed to a Stockholder at
his address as it shall appear on the books
of the Company (unless he shall have filed
with the Transfer Agent of the Company a
written request that notices intended for
him be mailed to some other address, in
which case it shall be mailed to the address
designated in such request) and (ii) such
notice shall be deemed to have been given
as of the date when it is deposited in the
United States mail with first-class postage
thereon prepaid.
Notice of Stockholder Business.  At any
annual or special meeting of the
Stockholders, only such business shall be
conducted as shall have been properly
brought before the meeting.  To be properly
brought before an annual or special
meeting, the business must be (i) specified
in the notice of meeting (or any supplement
thereto) given by or at the direction of the
Board of Directors, (ii) otherwise properly
brought before the meeting by or at the
direction of the Board of Directors, or (iii)
otherwise properly brought before the
meeting by a Stockholder.
For business to be properly brought before
an annual or special meeting by a
Stockholder, the Stockholder must have
given timely notice thereof in writing to the
Secretary of the Company.  To be timely,
any such notice must be delivered to or
mailed and received at the principal
executive offices of the Company not later
than 60 days prior to the date of the
meeting; provided, however, that if less
than 70 days notice or prior public
disclosure of the date of the meeting is
given or made to Stockholders, any such
notice by a Stockholder to be timely must
be so received not later than the close of
business on the 10th day following the day
on which notice of the date of the annual or
special meeting was given or such public
disclosure was made.
Any such notice by a Stockholder shall set
forth as to each matter the Stockholder
proposes to bring before the annual or
special meeting (i) a brief description of the
business desired to be brought before the
annual or special meeting and the reasons
for conducting such business at the annual
or special meeting, (ii) the name and
address, as they appear on the Companys
books, of the Stockholder proposing such
business, (iii) the class and number of
shares of the capital stock of the Company
which are beneficially owned by the
Stockholder, and (iv) any material interest
of the Stockholder in such business.
Notwithstanding anything in these Bylaws
to the contrary, no business shall be
conducted at any annual or special meeting
except in accordance with the procedures
set forth in this Article 2.5. The chairman
of the annual or special meeting shall, if the
facts warrant, determine and declare to the
meeting that business was not properly
brought before the meeting in accordance
with the provisions of this Article 2.5, and,
if he should so determine, he shall so
declare to the meeting that any such
business not properly brought before the
meeting shall not be considered or
transacted.
Quorum.  The holders of a majority of the
stock issued and outstanding and entitled to
vote, present in person or represented by
proxy, shall be requisite and shall constitute
a quorum at all meetings of the
Stockholders for the transaction of business
except as otherwise provided by statute, by
the Articles of Incorporation or by these
Bylaws.  If a quorum shall not be present or
represented, the Stockholders entitled to
vote thereat, present in person or
represented by proxy, shall have the power
to adjourn the meeting from time to time,
without notice other than announcement at
the meeting, to a date not more than 120
days after the original record date, until a
quorum shall be present or represented.  At
such adjourned meeting, at which a quorum
shall be present or represented, any
business which might have been transacted
at the original meeting may be transacted.
Vote of the Meeting.  When a quorum is
present or represented at any meeting, a
majority of the votes cast thereat shall
decide any question brought before such
meeting, unless the question is one upon
which, by express provisions of applicable
statutes, of the Articles of Incorporation or
of these Bylaws, a different vote is
required, in which case such express
provisions shall govern and control the
decision of such question.
Voting Rights of Stockholders.  Each
Stockholder of record having the right to
vote shall be entitled at every meeting of
the Stockholders of the Company to one
vote for each share of stock having voting
power standing in the name of such
Stockholder on the books of the Company
on the record date fixed in accordance with
Article 6.5 of these Bylaws, with pro rata
voting rights for any fractional shares, and
such votes may be cast either in person or
by written proxy.
Organization.  At every meeting of the
Stockholders, the Chairman of the Board,
or in his absence or inability to act, the
Vice Chairman of the Board, or in his
absence or inability to act, a chairman
chosen by the Stockholders, shall act as
chairman of the meeting.  The Secretary, or
in his absence or inability to act, a person
appointed by the chairman of the meeting,
shall act as secretary of the meeting and
keep the minutes of the meeting.
Proxies.  Each Stockholder entitled to vote
at any meeting of Stockholders may
authorize another person to act as proxy for
the Stockholder by (a) signing a writing
authorizing another person to act as proxy,
or (b) any other means permitted by law.
Signing may be accomplished by the
Stockholder or the Stockholders
authorized agent signing the writing or
causing the stockholders signature to be
 affixed to the writing  by any reasonable
means, including facsimile signature.  No
proxy shall be valid after the expiration of
eleven months from its date unless it
provides otherwise.  Every proxy shall be
revocable at the pleasure of the person
authorizing it or of his personal
representatives or assigns. Proxies shall be
delivered prior to the meeting to the
Secretary of the Company or to the person
acting as Secretary of the meeting before
being voted.  A proxy with respect to stock
held in the name of two or more persons
shall be valid if authorized by one of them
unless, at or prior to exercise of such proxy,
the Company receives a specific written
notice to the contrary from any one of
them.  A proxy purporting to be authorized
by or on behalf of a Stockholder shall be
deemed valid unless challenged at or prior
to its exercise.
Stock Ledger and List of Stockholders.  It
shall be the duty of the Secretary or
Assistant Secretary of the Company to
cause an original or duplicate stock ledger
to be maintained at the office of the
Companys Transfer Agent.
Action without Meeting.  Any action to be
taken by Stockholders of Common Stock,
or of Common Stock and Preferred Stock
(and any other class of stock) voting
together as a single class, may be taken
without a meeting if (i) all Stockholders
entitled to vote on the matter consent to the
action in writing, and (ii) such consents are
filed with the records of the meetings of
Stockholders.  Except as provided above,
the Stockholders of Preferred Stock and of
any other class of stock (other than
Common Stock entitled to vote generally in
 the election of directors) may take action
or consent to any action by the written
consent of the Stockholders of the
Preferred Stock and/or such other class of
stock entitled to cast not less than the
minimum number of votes that would be
necessary to authorize or take the action at
a Stockholders meeting if the Corporation
 gives notice of the action to each
Stockholder of the Corporation not later
than 10 days after the effective time of the
action.  A consent shall be treated for all
purposes as a vote at a meeting.
BOARD OF DIRECTORS.
General Powers.  Except as otherwise
provided in the Articles of Incorporation,
the business and affairs of the Corporation
shall be managed under the direction of the
Board of Directors.  All powers of the
Company may be exercised by or under
authority of the Board of Directors except
as conferred on or reserved to the
Stockholders by law, by the Articles of
Incorporation or by these Bylaws.
Board of Three to Twelve Directors.  The
Board of Directors shall consist initially of
one (1) director.  Thereafter, the Board of
Directors shall consist of not less than three
(3) nor more than twelve (12) Directors;
provided that if there are less than three
stockholders, the number of Directors may
be the same number as the number of
stockholders but not less than one.
Directors need not be Stockholders.  The
Directors shall have power from time to
time, to increase or decrease the number of
Directors by vote of a majority of the entire
Board of Directors.  If the number of
Directors is increased, the additional
Directors may be elected by a majority of
the Directors in office at the time of the
increase.  If such additional Directors are
not so elected by the Directors in office at
the time they increase the number of places
on the Board, or if the additional Directors
are elected by the existing Directors prior
to the first meeting of the Stockholders of
the Company, then in either of such events
the additional Directors shall be elected or
re-elected by the Stockholders at their next
annual meeting or at an earlier special
meeting called for that purpose.
Beginning with the first annual meeting of
Stockholders held after the initial public
offering of the shares of the Company (the
initial annual meeting), the Board of
Directors shall be divided into three
classes: Class I, Class II and Class III.  The
terms of office of the classes of Directors
elected at the initial annual meeting shall
expire at the times of the annual meetings
of the Stockholders as follows: Class I on
the next annual meeting, Class II on the
second next annual meeting and Class III
on the third next annual meeting, or
thereafter in each case when their
respective successors are elected and
qualified.  At each subsequent annual
election, the Directors chosen to succeed
those whose terms are expiring shall be
identified as being of the same class as the
Directors whom they succeed, and shall be
elected for a term expiring at the time of
the third succeeding annual meeting of
Stockholders, or thereafter in each case
when their respective successors are elected
and qualified.  The number of directorships
shall be apportioned among the classes so
as to maintain the classes as nearly equal in
number as possible.  If the Corporation
issues Preferred Stock entitling the holders
to elect additional Directors in special
circumstances and those special
circumstances arise, then the number of
directors that the holders of the Common
Stock are entitled to elect shall be reduced
to a number such that, when the requisite
number of Directors has been elected by
Preferred Stock holders, the total number of
Directors shall not exceed 12 in number.
Director Nominations.
Only persons who are nominated in
accordance with the procedures set forth in
this Article 3.3 shall be eligible for election
or re-election as Directors.  Nominations of
persons for election or re-election to the
Board of Directors of the Company may be
made at a meeting of Stockholders by or at
the direction of the Board of Directors or
by any Stockholder of the Company who is
entitled to vote for the election of such
nominee at the meeting and who complies
with the notice procedures set forth in this
Article 3.3.
Such nominations, other than those made
by or at the direction of the Board of
Directors, shall be made pursuant to timely
notice delivered in writing to the Secretary
of the Company.  To be timely, any such
notice by a Stockholder must be delivered
to or mailed and received at the principal
executive offices of the Company not later
than 60 days prior to the meeting; provided,
however, that if less than 70 days notice or
prior public disclosure of the date of the
meeting is given or made to Stockholders,
any such notice by a Stockholder to be
timely must be so received not later than
the close of business on the 10th day
following the day on which notice of the
date of the meeting was given or such
public disclosure was made.
Any such notice by a Stockholder shall set
forth (i) as to each person whom the
Stockholder proposes to nominate for
election or re-election as a Director, (A) the
name, age, business address and residence
address of such person, (B) the principal
occupation or employment of such person,
(C) the class and number of shares, if any,
of the capital stock of the Company which
are beneficially owned by such person and
(D) any other information relating to such
person that is required to be disclosed in
solicitations of proxies for the election of
Directors pursuant to Section 20(a) of the
Investment Company Act of 1940, as
amended, and the rules and regulations
thereunder, or Regulation 14A under the
Securities Exchange Act of 1934 or any
successor regulation thereto (including
without limitation such persons written
consent to being named in the proxy
statement as a nominee and to serving as a
Director if elected and whether any person
intends to seek reimbursement from the
Company of the expenses of any
solicitation of proxies should such person
be elected a Director of the Company); and
(ii) as to the Stockholder giving the notice,
(A) the name and address, as they appear
on the Companys books, of such
Stockholder and (B) the class and number
of shares of the capital stock of the
Company which are beneficially owned by
such Stockholder.  At the request of the
Board of Directors, any person nominated
by the Board of Directors for election as a
Director shall furnish to the Secretary of
the Company the information required to
be set forth in a Stockholders notice of
nomination which pertains to the nominee.
If a notice by a Stockholder is required to
be given pursuant to this Article 3.3, no
person shall be entitled to receive
reimbursement from the Company of the
expenses of a solicitation of proxies for the
election as a Director of a person named in
such notice unless such notice states that
such reimbursement will be sought from
the Company and then only if the payment
of such reimbursement has been approved
by the Board of Directors.  The Chairman
of the meeting shall, if the facts warrant,
determine and declare to the meeting that a
nomination was not made in accordance
with the procedures prescribed by the
Bylaws, and, if he should so determine, he
shall so declare to the meeting and the
defective nomination shall be disregarded
for all purposes.
Vacancies.  Subject to the provisions of the
Investment Company Act of 1940, as
amended, if the office of any Director or
Directors becomes vacant for any reason
(other than an increase in the number of
Directors), the Directors in office, although
less than a quorum, shall continue to act
and may choose a successor or successors,
who shall hold office for the remainder of
the full term of the class of directors in
which the vacancy occurred and until a
successor is elected and qualifies, or any
vacancy may be filled by the Stockholders
at any meeting thereof.
Removal.  At any meeting of Stockholders
duly called and at which a quorum is
present, the Stockholders may, by the
affirmative vote of the holders of at least
80% of the votes entitled to be cast for
election of the Directors successor,
remove any Director or Directors from
office, but only with cause, and may by a
plurality vote elect a successor or
successors to fill any resulting vacancies
for the unexpired term of the removed
Director.
Resignation.  A Director may resign at any
time by giving written notice of his
resignation to the Board of Directors or the
Chairman or the Vice Chairman of the
Board or the Secretary of the Company.
Any resignation shall take effect at the time
specified in it or, should the time when it is
to become effective not be specified in it,
immediately upon its receipt.  Acceptance
of a resignation shall not be necessary to
make it effective unless the resignation
states otherwise.
Place of Meetings.  The Directors may hold
their meetings at the principal office of the
Company or at such other places, either
within or outside the State of Maryland, as
they may from time to time determine.
Regular Meetings.  Regular meetings of the
Board may be held at such date and time as
shall from time to time be determined by
resolution of the Board.
Special Meetings.  Special meetings of the
Board may be called by order of the
Chairman or Vice Chairman of the Board
on one days notice given to each Director
either in person or by mail, telephone,
telegram, cable or wireless to each Director
at his residence or regular place of
business.  Special meetings will be called
by the Chairman or Vice Chairman of the
Board or Secretary in a like manner on the
written request of a majority of the
Directors.
Quorum.  At all meetings of the Board, the
presence of one-third of the entire Board of
Directors shall be necessary to constitute a
quorum and sufficient for the transaction of
business; provided, however, that if there
are only 2 or 3 Directors, not less than 2
may constitute a quorum and provided,
further, that if there is only 1 Director, the
presence of such Director will constitute a
quorum.  The act of a majority of the
Directors present at a meeting at which
there is a quorum shall be the act of the
Board of Directors, except as may be
otherwise specifically provided by statute,
by the Articles of Incorporation or by these
Bylaws.  If a quorum shall not be present at
any meeting of Directors, the Directors
present thereat may adjourn the meeting
from time to time, without notice other than
announcement at the meeting, until a
quorum shall be present.
Organization.  The Board of Directors shall
designate one of its members to serve as
Chairman of the Board.  The Chairman of
the Board shall preside at each meeting of
the Board.  In the absence or inability of
the Chairman of the Board to act, another
Director chosen by a majority of the
Directors present, shall act as chairman of
the meeting and preside at the meeting.
The Secretary (or, in his absence or
inability to act, any person appointed by the
Chairman) shall act as secretary of the
meeting and keep the minutes of the
meeting.
Informal Action by Directors and
Committees.  Any action required or
permitted to be taken at any meeting of the
Board of Directors or of any committee
thereof may, except as otherwise required
by statute, be taken without a meeting if a
written consent to such action is signed by
all members of the Board, or of such
committee, as the case may be, and filed
with the minutes of the proceedings of the
Board or committee.  Subject to the
Investment Company Act of 1940, as
amended, members of the Board of
Directors or a committee thereof may
participate in a meeting by means of a
conference telephone or similar
communications equipment if all persons
participating in the meeting can hear each
other at the same time.
Executive Committee.  There may be an
Executive Committee of two or more
Directors appointed by the Board who may
meet at stated times or on notice to all by
any of their own number.  The Executive
Committee shall consult with and advise
the officers of the Company in the
management of its business and exercise
such powers of the Board of Directors as
may be lawfully delegated by the Board of
Directors.  Vacancies shall be filled by the
Board of Directors at any regular or special
meeting.  The Executive Committee shall
keep regular minutes of its proceedings and
report the same to the Board when
required.
Audit Committee.  There shall be an Audit
Committee of two or more Directors who
are not interested persons of the Company
(as defined in the Investment Company Act
of 1940, as amended) appointed by the
Board who may meet at stated times or on
notice to all by any of their own number.
The Committees duties shall include
reviewing both the audit and other work of
the Companys independent accountants,
recommending to the Board of Directors
the independent accountants to be retained,
and reviewing generally the maintenance
and safekeeping of the Companys records
and documents.
Other Committees.  The Board of Directors
may appoint other committees which shall
in each case consist of such number of
members (which may be one) and shall
have and may exercise, to the extent
permitted by law, such powers as the Board
may determine in the resolution appointing
them.  A majority of all members of any
such committee may determine its action,
and fix the time and place of its meetings,
unless the Board of Directors shall
otherwise provide.  The Board of Directors
shall have power at any time to change the
members and, to the extent permitted by
law, to change the powers of any such
committee, to fill vacancies and to
discharge any such committee.
Compensation of Directors.  The Board
may, by resolution, determine what
compensation and reimbursement of
expenses of attendance at meetings, if any,
shall be paid to Directors in connection
with their service on the Board or on
various committees of the Board.  Nothing
herein contained shall be construed to
preclude any Director from serving the
Company in any other capacity or from
receiving compensation therefor.
Article 3.17.	Authority to Retain Experts
and Advisers.  The Directors who are not
interested persons (as defined in the
Investment Company Act of 1940, as
amended) of the Company may hire
employees and retain experts and advisers,
including independent legal counsel, at the
expense of the Company, to the extent such
Directors deem necessary to carry out their
duties as Directors.
OFFICERS.
Officers.  The Officers of the Company
shall be fixed by the Board of Directors and
shall include a President, Secretary and
Treasurer.  Any two offices may be held by
the same person except the offices of
President and Vice President.  A person
who holds more than one office in the
Company may not act in more than one
capacity to execute, acknowledge or verify
an instrument required by law to be
executed, acknowledged or verified by
more than one officer.
Appointment of Officers.  The Directors
shall appoint the Officers, who need not be
 members of the Board.
Additional Officers.  The Board may
appoint such other Officers and agents as it
shall deem necessary who shall exercise
such powers and perform such duties as
shall be determined from time to time by
the Board.
Salaries of Officers.  The salaries of all
Officers of the Company shall be fixed by
the Board of Directors.
Term, Removal, Vacancies.  The Officers
of the Company shall serve at the pleasure
of the Board of Directors and hold office
for one year and until their successors are
chosen and qualify in their stead.  Any
officer elected or appointed by the Board of
Directors may be removed at any time by
the affirmative vote of a majority of the
entire Board of Directors.  If the office of
any officer becomes vacant for any reason,
the vacancy shall be filled by the Board of
Directors.
Chief Executive Officer; President.  The
Chief Executive Officer shall be the highest
ranking officer of the Company and shall,
subject to the supervision of the Board of
Directors, have general oversight
responsibility for the management of the
business of the Company.  The Chief
Executive Officer shall see that all orders
and resolutions of the Board are carried
into effect.  If the Board has not selected a
Chief Executive Officer, the President shall
be the Chief Executive Officer of the
Company and shall perform the duties and
exercise the powers of the Chief Executive
Officer and shall perform such other duties
as the Board of Directors shall prescribe.
The Company may select a President in
addition to the Chief Executive Officer, to
have such duties as the Board of Directors
shall prescribe.
Vice President.  Any Vice President shall,
in the absence or disability of the President,
perform the duties and exercise the powers
of the President and shall perform such
other duties as the Board of Directors shall
prescribe.
Article 4.8.	Treasurer or Chief Financial
Officer.  The Treasurer or Chief Financial
Officer shall have the custody of the
corporate funds and securities and shall
keep full and accurate accounts of receipts
and disbursements in books belonging to
the Company and shall deposit all moneys
and other valuable effects in the name and
to the credit of the Company in such
depositories as may be designated by the
Board of Directors.  He shall disburse the
funds of the Company as may be ordered
by the Board, taking proper vouchers for
such disbursements, and shall render to the
Chairman of the Board and Directors at the
regular meetings of the Board, or whenever
they may require it, an account of the
financial condition of the Company.
Any Assistant Treasurer may perform such
duties of the Treasurer or Chief Financial
Officer as the Treasurer or Chief Financial
Officer or the Board of Directors may
assign, and, in the absence of the Treasurer
or Chief Financial Officer, may perform all
the duties of the Treasurer or Chief
Financial Officer.
Article 4.9.	Secretary.  The Secretary
shall attend meetings of the Board and
meetings of the Stockholders and record all
votes and the minutes of all proceedings in
a book to be kept for those purposes, and
shall perform like duties for the Executive
Committee, or other committees, of the
Board when required.  He shall give or
cause to be given notice of all meetings of
Stockholders and special meetings of the
Board of Directors and shall perform such
other duties as may be prescribed by the
Board of Directors.  He shall keep in safe
custody the seal of the Company and affix
it to any instrument when authorized by the
Board of Directors.
Any Assistant Secretary may perform such
duties of the Secretary as the Secretary or
the Board of Directors may assign, and, in
the absence of the Secretary, may perform
all the duties of the Secretary.
Article 4.10.	 Subordinate Officers.  The
Board of Directors from time to time may
appoint such other officers or agents as it
may deem advisable, each of whom shall
serve at the pleasure of the Board of
Directors and have such title, hold office
for such period, have such authority and
perform such duties as the Board of
Directors may determine.  The Board of
Directors from time to time may delegate to
one or more officers or agents the power to
appoint any such subordinate officers or
agents and to prescribe their respective
rights, terms of office, authorities and
duties.
Article 4.11.	Surety Bonds.  The Board of
Directors may require any officer or agent of the Company to execute a bond
(including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange
Commission) to the Company in such sum
and with such surety or sureties as the
Board of Directors may determine,
conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of any of the Companys property, funds or securities that may come into his hands.
GENERAL PROVISIONS.
Waiver of Notice.  Whenever the
Stockholders or the Board of Directors are authorized by statute, the provisions of the Articles of Incorporation or these Bylaws to take any action at any meeting after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his duly authorized attorney-in-fact.
Indemnity.
The Company shall indemnify its Directors to the fullest extent that indemnification of directors is permitted by the Maryland
General Corporation Law.  The Company
shall indemnify its officers to the same extent as its Directors and to such further extent as is consistent with law. The
Company shall indemnify its Directors and officers who, while serving as Directors or officers, also serve at the request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This
Article shall not protect any such person against any liability to the Company or any Stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office
(disabling conduct).
Any current or former Director or officer of the Company seeking indemnification within the scope of this Article shall be entitled to advances from the Company for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the
Maryland General Corporation Law
without a preliminary determination of
entitlement to indemnification (except as provided below). The person seeking indemnification shall provide to the
Company a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the
Company has been met and a written
undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the person seeking indemnification shall provide a security in form and amount acceptable to the Company for his undertaking; (ii) the Company is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of Directors of the Company who are neither interested persons as defined in Section
2(a)(19) of the Investment Company Act of
1940, as amended, nor parties to the
proceeding (disinterested non-party
directors), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
At the request of any person claiming
indemnification under this Article, the
Board of Directors shall determine, or
cause to be determined, in a manner
consistent with the Maryland General
Corporation Law, whether the standards
required by this Article have been met.
Indemnification shall be made only
following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by
(A) the vote of a majority of a quorum of disinterested non-party directors or (B) an independent legal counsel in a written opinion.
Employees and agents who are not officers or Directors of the Company may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment
Company Act of 1940, as amended.
The Board of Directors may make further
provision consistent with law for
indemnification and advance of expenses to Directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.
References in this Article are to the
Maryland General Corporation Law and to
the Investment Company Act of 1940, as
amended.  No amendment of these Bylaws
shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.
Insurance.  The Company may purchase
and maintain insurance on behalf of any
person who is or was a Director, officer, employee or agent of the Company or who, while a Director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such persons position;
provided that no insurance may be
purchased by the Company on behalf of
any person against any liability to the
Company or to its Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Fiscal Year.  The fiscal year of the
Company shall be determined by resolution of the Board of Directors.
CERTIFICATES OF STOCK.
Certificates of Stock. The interest, except fractional interests, of each Stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holders name and the number of whole shares and no certificate shall be valid unless it has been signed by the Chairman of the Board, if any, or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer
Agent or by a Registrar, the signatures of any such officer may be facsimile, engraved or printed. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer
Agent.
Lost, Stolen or Destroyed Certificates.  The
Board of Directors, or the President
together with the Treasurer or Chief
Financial Officer or Secretary, may direct a new certificate to be issued in place of any certificate theretofore issued by the
Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative.
When authorizing such issue of a new
certificate, the Board of Directors, or the President and Treasurer or Chief Financial
Officer or Secretary, may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed for such newly issued certificate.
Transfer of Stock. Shares of the Company shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the transferors signature as the Company or its agents may reasonably require. The shares of stock of the Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.
Registered Holder. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.
Record Date. The Board of Directors may fix a time not less than 10 nor more than 90 days prior to the date of any meeting of Stockholders as the time as of which Stockholders are entitled to notice of, and to vote at, such a meeting; and all such persons who were holders of record of voting stock at such time, and no other, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of the Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day immediately preceding the day on which the meeting is held.
The Board of Directors may also fix a time not exceeding 90 days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholders entitled to receive any such dividend, distribution, rights or interests.
Stock Ledgers. The stock ledgers of the Company, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Company or at such other location as may be authorized by the Board of Directors from time to time, except that an original or duplicate stock ledger shall be maintained at the office of the Companys Transfer Agent.
Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove Transfer Agents and/or
Registrars of transfers (if any) of shares of stock of the Company, and it may appoint the same person as both Transfer Agent and Registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such Transfer Agents or by one of such Registrars of transfers (if any) or by both and shall not be valid unless so countersigned. If the same person shall be both Transfer Agent and Registrar, only one countersignature by such person shall be required.
SPECIAL PROVISIONS.
Actions Relating to Discount in Price of the Companys Shares. In the event that at any time after the third year following the initial public offering of shares of the Companys Common Stock such shares publicly trade for a substantial period of time at a significant discount from the Companys then current net asset value per share, the Board of Directors shall consider, at its next regularly scheduled meeting, taking various actions designed to eliminate the discount. The actions considered by the Board of Directors may include periodic repurchases by the
Company of its shares of Common Stock or an amendment to the Companys Articles of Incorporation to make the Companys
Common Stock a redeemable security (as
such term is defined in the Investment
Company Act of 1940, as amended),
subject in all events to compliance with all applicable provisions of the Companys
Articles of Incorporation, these Bylaws, the Maryland General Corporation Law and the
Investment Company Act of 1940, as
amended.
AMENDMENTS.
General. Except as provided in the next succeeding sentence and except as otherwise required by the Investment
 Company Act of 1940, as amended, all
Bylaws of the Company shall be subject to amendment, alteration or repeal, and new
Bylaws may be made, exclusively by the
affirmative vote of at least a majority of the entire Board of Directors, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw. The provisions of Articles 2.5, 3.2, 3.3, 3.5, 7.1 and 8.1 of these Bylaws shall be subject to amendment, alteration or repeal exclusively by the affirmative vote of at least a majority of the entire Board of Directors, including at least 80% of the Continuing
Directors (as such term is defined in Article
VII of the Companys Articles of
Incorporation), at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.
Dated:  January 12, 2006